UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 9, 2008

DemandTec, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33634	94-3344761
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Circle Star Way, Suite 200, San Carlos, California		94070
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 226-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 9, 2008, DemandTec, Inc. (the "Company") entered into a Loan and Security Agreement (the "Loan Agreement") with Silicon Valley Bank ("SVB"). The Loan Agreement provides for a revolving line of credit in an amount of up to $15.0 million on a non-formula basis. The revolving line of credit can be used to (a) borrow revolving loans, (b) issue letters of credit, and (c) enter into foreign exchange contracts.

Revolving loans may be borrowed, repaid and reborrowed until April 9, 2010, at which time all amounts borrowed must be repaid. Revolving loans will bear interest, at the Company’s option, at either (i) a floating per annum rate equal to Silicon Valley Bank’s prime rate or (ii) a per annum rate equal to the rate at which dollar deposits are offered in the London interbank market plus 2.0%. A default interest rate shall apply during an event of default under the Loan Agreement at a rate per annum equal to 5.0% above the otherwise applicable interest rate. The Company is also obligated to pay other customary commitment fees and bank expenses for a credit facility of this size and type.

Advances under the Loan Agreement are secured by a first priority lien on substantially all of the assets of the Company. The Loan Agreement requires the Company to maintain both a minimum adjusted quick ratio and a minimum tangible net worth through the term of the credit facility. In addition, the Loan Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the Company’s ability to, among other things, dispose of assets, make acquisitions, be acquired, incur indebtedness, grant liens, make investments, make distributions, repurchase stock, and enter into certain transactions with affiliates, in each case subject to customary exceptions for a credit facility of this size and type.

The Loan Agreement includes customary events of default that include, among other things, non-payment of principal, interest or fees, violation of covenants, bankruptcy and insolvency events, cross default to certain other indebtedness, material judgments and inaccuracy of representations and warranties. The occurrence of an event of default could result in the acceleration of the obligations under the Loan Agreement.

The foregoing description of the Loan Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Loan Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On April 9, 2008, in connection with the entry into the Loan Agreement, the Company terminated the Third Amended and Restated Loan and Security Agreement dated as of May 23, 2006 by and between the Company and SVB.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 hereof is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DemandTec, Inc.

April 14, 2008	By:	/s/ Mark A. Culhane

Name: Mark A. Culhane
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Loan and Security Agreement dated as of April 9, 2008 by and between DemandTec, Inc. and Silicon Valley Bank.